Exhibit 10.4

FORM OF INSURANCE, INDEMNIFICATION

AND EXCULPATION AGREEMENT

Insurance, Indemnification and Exculpation Agreement, dated as of        , 2006, between RRSat Global Communicats Network Ltd., an Israeli company (the “Company”), and                    , [a director][the [insert title]] of the Company (the “Indemnitee”).

WHEREAS, the Indemnitee is [a director][the [insert title]] of the Company;

WHEREAS, the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Articles of Association of the Company authorize the Company to insure, indemnify and exculpate Office Holders (as such term is defined in Israel’s Companies Law, 5759-1999); and

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to assure the Indemnitee’s continued service to the Company in an effective manner and the Indemnitee’s reliance on the aforesaid Articles of Association and, in part, to provide Indemnitee with specific contractual assurance that the protection afforded by the Articles of Association will be available to Indemnitee (regardless of, among other things, any change in the composition of the Company’s Board of Directors or any acquisition of the Company), the Company wishes to provide in this Agreement for the insurance, indemnification and exculpation of Indemnitee to the fullest extent permitted by law from time to time and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the Indemnitee’s continuing to serve the Company directly or, at its request, with another entity, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      CERTAIN DEFINITIONS

1.1.                                       Change in Control:  shall be deemed to have occurred if: (i) any “person” (as such term is used in Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

1.2.                                       Expenses:  includes reasonable legal costs, including attorneys’ fees, expended by the Indemnitee or for which the Indemnitee has been charged by a court, or in connection with an investigation or other proceeding by a competent authority. Expenses shall also include any security or bond that the Indemnitee may be required to post in connection with an Indemnifiable Event (as defined below).

2.                                      INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

2.1.                                       The Company hereby undertakes to indemnify the Indemnitee to the fullest extent permitted by applicable law from time to time, for any liability and Expense that may be imposed on Indemnitee due to an act performed or failure to act by him in his or her capacity as an Office Holder of the Company or any subsidiary the Company may have or any entity in which the Indemnitee serves as an Office Holder at the request of the Company either prior to or after the date hereof, for any event against which indemnification is available by law from time to time (“Indemnifiable Events”), including without limitation the following:

2.1.1.                                       monetary liability imposed on the Indemnitee in favor of a third party in a judgment, including a settlement or an arbitral award confirmed by a court;

2.1.2.                                       reasonable legal costs, including attorney’s fees, expended by the Indemnitee as a result of an investigation or proceeding instituted against the Indemnitee by a competent authority, provided that such investigation or proceeding concludes without the filing of an indictment against the Indemnitee and either (A) no financial liability was imposed on the Indemnitee in lieu of criminal proceedings, or (B) financial liability was imposed on the Indemnitee in lieu of criminal proceedings but the alleged criminal offense does not require proof of criminal intent; and

2.1.3.                                       reasonable legal costs, including attorneys’ fees, expended by the Indemnitee or for which the Indemnitee is charged by a court, (a) in an action brought against the Indemnitee by or on behalf of the Company or a third party, or (b) in a criminal action in which the Indemnitee is found innocent, or (c) in a criminal action in which the Indemnitee is convicted and in which a proof of criminal intent is not required.

2.2.                                       The indemnification undertaking made by the Company shall be only with respect to such events as are described in Schedule A hereto. The maximum amount payable by the Company under this Agreement shall not exceed 50% of the shareholders’ equity of the Company, measured by the balance sheet of the Company last published prior to the time that notice is provided to the Company pursuant to Section 8 below.

2.3.                                       If so requested by the Indemnitee, the Company shall advance an amount (or amounts) estimated by it to cover Indemnitee’s reasonable litigation Expenses, with respect to which the Indemnitee is entitled to be indemnified under Section 2.1 above.

2.4.                                       The Company’s obligation to indemnify the Indemnitee and advance Expenses in accordance with this Agreement shall be for such period as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether civil, criminal or investigative, arising out of the Indemnitee’s service in the foregoing positions, whether or not the Indemnitee is still serving in such positions.

2.5.                                       The Company undertakes that as long as it may be obligated to provide indemnification and advance Expenses under this Agreement, the Company will purchase and maintain in effect directors and officers’ liability insurance to cover the liability of the Indemnitee to the fullest extent permitted by law.

3.                                      GENERAL LIMITATIONS ON INDEMNIFICATION

3.1.                                       If, when and to the extent that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless the Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, in which event the Indemnitee shall not be required to so reimburse the Company until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and shall not be obligated to indemnify or advance any additional amounts to the Indemnitee (unless there has been a determination by a court or competent jurisdiction that the Indemnitee would be permitted to be so indemnified under this Agreement).

3.2.                                       Change in Control of Company.                The Company undertakes that in the event of a Change in Control of the Company, the Company’s obligations under this Agreement shall continue to be in effect following such Change in Control, and the Company shall take all necessary action to ensure that the party acquiring control of the Company shall independently undertake to continue in effect such Agreement, to maintain the provisions of the Articles of Association allowing indemnification and to indemnify Indemnitee in the event that the Company shall not have sufficient funds or otherwise shall not be able to fulfill its obligations hereunder.

4.                                      NO MODIFICATION.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any waiver shall be in writing.

5.                                      SUBROGATION.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

6.                                      REIMBURSEMENT.

The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder. Any amounts paid to the Indemnitee under such insurance policy or otherwise after the Company has indemnified the Indemnitee for such liability or Expense shall be repaid to the Company promptly upon receipt by Indemnitee.

7.                                      EFFECTIVENESS.

Subject to the receipt of all the required approvals in accordance with Israeli Law, this Agreement shall be in full force and effect as of the date hereof.

8.                                      NOTIFICATION AND DEFENSE OF CLAIM.

Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement hereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which the Indemnitee notifies the Company of the commencement thereof and without derogating from Section 2.1:

8.1.                                       The Company will be entitled to participate therein at its own expense; and

8.2.                                       Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his or her own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee, unless: (i) the employment of counsel by Indemnitee has been authorized by the Company; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion specified in (ii) above.

8.3.                                       The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

9.                                      EXCULPATION

The Company hereby exempts the Indemnitee, to the fullest extent permitted by law, from any liability for damages caused as a result of the Indemnitee’s breach of the duty of care to the Company, provided that the Indemnitee shall not be exempt with respect to any action or omission as to which, under applicable law, the Company is not entitled to exculpate the Indemnitee.

10.                                NON-EXCLUSIVITY.

The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights he or she may have under the Company’s Articles of Association or applicable law or otherwise, and to the extent that during the indemnification period the rights of the then existing directors and Office Holders are more favorable to such directors or Office Holders than the rights provided thereunder or under this Agreement to the Indemnitee, the Indemnitee shall be entitled to the full benefits of such more favorable rights.

11.                                BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an Office Holder or director of the Company or of any other enterprise at the Company’s request, provided that the claim for indemnification relates to an Indemnifiable Event.

12.                                SEVERABILITY.

The provisions of this Agreement shall be severable in the event that any provision hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

13.                                GOVERNING LAW, JURISDICTION.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Tel-Aviv in any action related to this Agreement

14.                                ENTIRE AGREEMENT AND TERMINATION.

This Agreement represents the entire agreement between the parties; and there are no other agreements, contracts or understandings between the parties with respect to the subject matter of this Agreement. No termination or cancellation of this Agreement shall be effective unless in writing and signed by both parties hereto.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

RRSat Global Communications Network Ltd.		[Name of Indemnitee]

By:
Name:
Title:

SCHEDULE A

1.	Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise and care in regard to the Company’s business

2.	Approval of corporate actions, including the approval of the acts of the Company’s management, their guidance and their supervision

3.	Negotiations, execution, delivery and performance of agreements on behalf of the Company

4.	Anti-competitive acts and acts of commercial wrongdoing

5.	Claims in connection with employment relationships with the Company’s employees.

6.	Acts in regard to intellectual property rights, and acts in regard to defects in the Company’s products or services

7.

Claims relating to the offering of securities, claims relating to violations of securities laws of any jurisdiction and claims arising out of the Company’s status as a publicly-traded company, including, without limitation, fraudulent disclosure claims, failure to comply with SEC disclosure rules and other claims relating to relationships with investors and the investment community

8.	Violations of laws requiring the Company to obtain regulatory and governmental licenses, permits and authorizations in any jurisdiction

9.	Claims in connection with publishing or providing any information, including any filings with governmental authorities, on behalf of the Company in the circumstances required under applicable laws

10.	Violations of any law or regulation governing domestic and international communications in any jurisdiction